UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2024

CACTUS ACQUISITION CORP. 1 LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40981	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4B Cedar Brook Drive
Cranbury, New Jersey 08512
(Address of principal executive offices, including zip code)

(609) 495-2222
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half redeemable warrant	CCTSU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CCTS	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CCTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

As previously disclosed, Cactus Acquisition Corp. 1 Limited, a Cayman Islands exempted company (“Cactus” or the “Company”) has called an extraordinary general meeting of the Company to be held at 4:30 p.m. Eastern Time on November 1, 2024 (the “Meeting”) for the purpose of considering and voting on, among other proposals, a proposal to approve, by way of special resolution, an amendment to Cactus’ Amended and Restated Memorandum and Articles of Association (the “Articles”) to extend the date by which Cactus has to consummate a business combination (the “Extension”) from November 2, 2024 to November 2, 2025 (the or such earlier date as may be determined by Cactus’ board of directors in its sole discretion (the “Articles Extension Proposal”).

On October 29, 2024, the Company and ARWM Inc Pte. Ltd. (the “Sponsor”), entered into a non-redemption agreement (the “Non-Redemption Agreement”) with an unaffiliated third party (the “Non-Redeeming Shareholder”). Pursuant to the Non-Redemption Agreement, the Non-Redeeming Shareholder agreed not to redeem (or to validly rescind any redemption requests with respect to) an aggregate of 500,000 publicly-held Class A ordinary shares of the Company (“Non-Redeemed Shares”) in connection with the shareholder vote on the Articles Extension Proposal. In exchange for the foregoing commitments not to redeem the Non-Redeemed Shares, the Sponsor agreed to transfer an aggregate of 125,000 founder shares of the Company held by it (“Founder Shares”) to the Non-Redeeming Shareholder immediately following, and subject to, consummation of an initial business combination. To the extent that a business combination does not close by May 2, 2025, the Sponsor agreed to transfer an additional 25,000 Founder Shares of the Company held by it per month beginning on May 3, 2025 and ending on October 2, 2025.

The transfer of the Founder Shares to the Non-Redeeming Shareholder is further conditioned upon (beyond the Company’s consummation of an initial business combination): (i) the Non-Redeeming Shareholder continuing to hold the Non-Redeemed Shares through the Meeting; and (ii) the approval of the Articles Extension Proposal at the Meeting.

The Non-Redemption Agreement will help to limit a decrease in the amount of funds that remain in the Company’s trust account following the Meeting.

The foregoing summary of the Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement filed herewith as Exhibit 10.1, which is incorporated herein by reference.

The Non-Redeeming Shareholder may purchase additional publicly-held Class A ordinary shares on the open market. Such purchases will be made at or below the redemption price expected to be paid to public shareholders who redeem their Class A ordinary shares in connection with the Meeting. If any shares are purchased, such purchased shares will not be entitled to vote in favor of the Extension at the Meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Form of Non-Redemption Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2024

CACTUS ACQUISITION CORP. 1 LIMITED

By:	/s/ Gary Challinor
Gary Challinor
Chief Executive Officer

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